TILL CAPITAL LTD.

STOCK OPTION PLAN

Adopted April 17, 2014

STOCK OPTION PLAN

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1                  Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

(a)

“Administrator” means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

(b)	“Affiliate” means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

(c)	“Award Date” means the date on which the Board grants and announces a particular Option;

(d)

“Board” means the Board of Directors of the Company unless the Board has appointed a Compensation Committee consisting of not less than 3 directors appointed for the purpose, inter alia, of administering the Plan, in which case “Board” means the Compensation Committee of the Board;

(e)

“Change of Control” means the acquisition by any person or by any person and a joint actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a joint actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board;

(f)	“Company” means Till Capital Ltd. (formerly Resource Holdings Ltd.);

(g)	“Companies Act” means the Companies Act 1981 of Bermuda, as amended;

(h)	“Consultant” means an individual or Consultant Company, other than an Employee or a Director of the Company, that:

(i)	is engaged to provide services to the Company or to an Affiliate of the Company, other than services provided in relation to a distribution; and

(ii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company;

(i)	“Consultant Company” means, for an individual consultant, a company which the individual consultant is an employee or member;

(j)	“Director” means any individual holding the office of director or officer of the Company or an Affiliate of the Company;

(k)	“Employee” means:

(i)

an individual who is considered an employee of the Company or its subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)

an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work, as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)

an individual who works part-time for the Company or its subsidiary on a continuing and regular basis providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

(l)	“Exchange” means the TSX Venture Exchange;

(m)	“Exchange Manual” means the Corporate Finance Manual of the Exchange;

(n)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

(o)

“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date, subject to the provisions of the Plan relating to the vesting of Options;

(p)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with paragraph 3.3;

(q)	“Expiry Date” means the date determined in accordance with paragraphs 3.4 and 3.8 and after which a particular Option cannot be exercised;

(r)	“insider” has meaning ascribed thereto in the Securities Act;

(s)	“Investor Relations Activities” has the meaning given to it in the Exchange Manual;

(t)

“Management Company Employee” means an individual employed by a Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities.

(u)	“Option” means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

(v)	“Option Certificate” means the Notice of Grant of Stock Options, substantially in the form set out as Schedule ”A” hereto, evidencing an Option;

(w)

“Option Holder” means a Director, Employee or Consultant, or a former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

(x)

“Person” means any individual, firm, partnership, limited partnership, limited liability company or partnership, unlimited liability company, joint stock company, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

(y)	“Personal Representative” means:

	(i)	in the case of a deceased Option Holder, the executor (or the administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so); and

	(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

(z)	“Plan” means this stock option plan dated April 17, 2014;

(aa)	“Securities Act” means the Securities Act, R.S.O. 1990, c.S.5, as amended, as at the date hereof; and

(bb)	“Share” or “Shares” means, as the case may be, one or more common shares with par value of US$0.001 in the capital of the Company.

1.2                  Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of Bermuda.

1.3                  Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

1.4                  U.S. Persons

Schedule “C”, attached hereto, sets forth the additional conditions and terms applicable to the grant of an Award to, or the exercise of an Option by, a US Person.

ARTICLE II
PURPOSE AND PARTICIPATION

2.1                  Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.

2.2                  Participation

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

(a)	the remuneration paid to the Employee or Consultant as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and Consultants as at the Award Date;

(b)	the length of time that the Employee or Consultant has been employed or engaged by the Company; and

(c)	the quality of work performed by the Employee or Consultant.

With respect to any Options granted to Employees, Consultants, or Management Company Employees, the Company and the Option Holder shall represent and confirm that that the Option Holder is a bona fide Employee, Consultant or Management Company Employee, as applicable

2.3                  Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder of the award and may provide the Option Holder with an Option Certificate representing the Option so awarded.

2.4                  Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan, unless a copy has been previously provided to the Option Holder. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5                  Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company.

ARTICLE III
TERMS AND CONDITIONS OF OPTIONS

3.1                  Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2                  Number of Shares

The maximum number of Shares issuable under the Plan shall not exceed 10% of the Shares issued and outstanding from time to time. Additionally, if at any time the Company is subject to restrictions on stock option grants prescribed by applicable securities laws or by an Exchange, the Company shall not grant Options which exceed such restrictions. Further, no Options shall be granted to any Option Holder if such grant could result, at any time, in:

(a)

the issuance to insiders of the Company of a number of Shares, at any time under the Plan, or when combined with all of the Company’s other security based compensation arrangements, exceeding 10% of the Company’s total issued and outstanding Shares;

(b)

the issuance to any one Person, within a one-year period, of a number of Shares exceeding 5% of the issued and outstanding Shares calculated on the date an Option is granted to that individual, unless the Company has obtained the requisite approval of disinterested members pursuant to the requirements set forth in the Exchange Manual;

(c)	the issuance to any one Consultant, in any 12 month period, of a number of Shares exceeding 2% of the issued and outstanding Shares calculated on the date an Option is granted to that Consultant; and

(d)

the issuance to Persons conducting Investor Relations Activities on behalf of the Company, in any 12 month period, of an aggregate number of Shares exceeding 2% of the issued and outstanding Shares calculated on the date an Option is granted to such Persons,

If any Option is exercised or expires or otherwise terminates for any reason, the number of Shares in respect of which the Option is exercised or expired or terminated shall again be available for the purposes of the Plan.

3.3                  Exercise Price

The Exercise Price shall be as determined by the Board in its sole discretion as of the Award Date and shall not be less than the greater of:

(a)	if the Company’s Shares are not listed for trading on an Exchange at the Award Date, the last price at which the Company’s Shares were issued prior to the Award Date;

(b)	if the Company’s Shares are listed for trading on an Exchange at the Award Date, the closing price of the Company’s Shares on the day immediately preceding the Award Date; and

(c)	the fair market value of the Shares on the Award Date.

3.4                  Term of Option

Subject to paragraph 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the fifth anniversary of the Award Date of the Option.

Should the Expiry Date of an Option fall within a period during which designated persons cannot trade Shares of the Company pursuant to any policy of the Company respecting restrictions on trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Company, or in respect of an insider, that insider, is subject) (the “Black Out Period”), or within nine business days following the expiration of a Black Out Period, such Expiry Date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the Black Out Period. Such tenth business day shall be considered the Expiry Date for such Option for all purposes under the Plan. Notwithstanding the foregoing and any other provision of the Plan permitting extension of the Expiry Date, with respect to Option Holders who are subject to United States federal income taxation, the Expiry Date of an "in-the-money" Option may never be extended to a date that would permit exercise of the Option after the Expiry Date so fixed by the Board at the time the particular Option is awarded.

3.5                  Termination of Option

An Option Holder may, subject to any vesting provisions applicable to Options hereunder, exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Bermuda, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in sub-paragraphs (a) to (c) below (the “Early Termination Date”):

(a)	Death

In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee or Consultant (if he or she holds his or her Option as Employee or Consultant), the Early Termination Date shall be twelve (12) months from the date of death of the Option Holder; or

(b)	Ceasing to hold Office

In the event that the Option Holder holds his or her Option as Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death, the Early Termination Date of the Option shall be 90 days from the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company but continues to be engaged by the Company as an Employee, in which case the Expiry Date shall remain unchanged, or unless the Option Holder ceases to be a Director of the Company as a result of:

	(i)	ceasing to meet the qualifications set forth in the Companies Act; or

	(ii)	a resolution having been passed by the members of the Company pursuant to the Companies Act removing the Director as such; or

	(iii)	by order of any securities commission or the Exchange or any other regulatory body having jurisdiction to so order,

in which case the Early Termination Date shall be the date the Option Holder ceases to be a Director of the Company.

(c)	Ceasing to be Employed or a Consultant

In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Company and such Option Holder ceases to be an Employee or Consultant of the Company other than by reason of death, the Early Termination Date of the Option shall be 90 days from the date the Option Holder ceases to be an Employee or Consultant of the Company unless the Option Holder ceases to be an Employee or Consultant of the Company as a result of:

	(i)	termination for cause or, in the case of a Consultant, breach of contract; or

	(ii)	by order of any securities commission or the Exchange or any other regulatory body having jurisdiction to so order,

in which case the Early Termination Date shall be the date the Option Holder ceases to be an Employee or Consultant of the Company.

3.6                  Vesting

All Options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board.

3.7                  Effect of a Take-Over Bid

If a bona fide offer (an “Offer”) for Shares is made to an Option Holder or to members of the Company generally or to a class of members which includes the Option Holder, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Option Holder of full particulars of the Offer, whereupon all Shares subject to Options will become vested. With respect to Options held by Option Holders who are not subject to United States federal income taxation, the Options may be conditionally exercised, subject to the Shares acquired by the Option Holder upon such conditional exercise being taken up under the Offer, in whole or in part by each Option Holder so as to permit each Option Holder to tender the Shares conditionally received upon such conditional exercise of his Options, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)

all of the Shares conditionally acquired by the Option Holder on the conditional exercise of his Option and tendered pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then the Shares conditionally received upon such conditional exercise of Options, or in the case of clause (b) above, the Shares that are conditionally issued and are not taken up and paid for, shall, for all purposes, be deemed to have not been issued, and the Options with respect to such Shares shall, for all purposes, be deemed to have not been exercised, and the terms upon which such Options with respect to such Shares were to become vested pursuant to paragraph 3.6 continue to apply. In the case of clause (a) above, the Company shall, as soon as reasonably possible after the expiry of the time specified in the Offer of when it should have been completed, refund the exercise price to the Option Holder with respect to the conditional exercise of such Options, and in the case of clause (b) above, the Company shall, as soon as reasonably possible, refund the exercise price to the Option Holder with respect to the Shares that are conditionally issued and are not taken up and paid for by the offeror.

3.8                  Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised and an Offer is made by an offeror, the Directors may, upon notifying each Option Holder of full particulars of the Offer, declare all Shares issuable upon the exercise of Options granted under the Plan, vested, and, notwithstanding paragraphs 3.4 and 3.5, may declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

3.9                  Effect of a Change of Control

If a Change of Control occurs, all Shares subject to each outstanding Option will become vested, whereupon all Options may be exercised in whole or in part by the Option Holders.

3.10               Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.11               Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event”), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of any Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

ARTICLE IV
EXERCISE OF OPTION

4.1                  Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Bermuda on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2                  Issue of Share Certificates

Subject to Section 7.3, as soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares purchased pursuant to the exercise of the Option. If the number of Shares purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option.

4.3                  Condition of Issue

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules, regulations and notices of all regulatory bodies applicable to the issuance and distribution of such Shares, including any non-objection which may be required by the Exchange Control Division of the Bermuda Monetary Authority, and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules, notices and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules, notices and regulations, including providing any information necessary to obtain a non-objection from the Exchange Control Division of the Bermuda Monetary Authority (if applicable).

ARTICLE V
STOCK APPRECIATION RIGHTS

5.1                  Stock Appreciation Rights

Any Option granted under this Plan may include a stock appreciation right, either at the time of grant or by adding it to an existing Option; subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of the Exchange.

5.2                  Stock Appreciation Rights Tied to Options

A stock appreciation right which may be granted pursuant to this Plan shall be exercisable to the extent, and only to the extent, the Option with which it is included is exercisable. To the extent that a stock appreciation right included in or attached to an Option granted hereunder is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

5.3                  Terms of Stock Appreciation Rights

A stock appreciation right granted pursuant to this Plan shall entitle the Option Holder to elect to surrender to the Company, unexercised, the Option with which it is included, or any portion thereof, and to receive from the Company in exchange therefor that number of Shares, disregarding fractions, having an aggregate value equal to the excess of the value of one Share over the purchase price per Share specified in such Option, times the number of Shares called for by the Option, or portion thereof, which is so surrendered. The value of a Share shall be determined for these purposes, unless otherwise specified or permitted by applicable regulatory policies, based on the weighted average trading price per Share for the five trading days immediately preceding the date the notice provided for in section 5.1 hereof is received by the Company on the Exchange.

5.4                  Exercise of Stock Appreciation Rights

Subject to the provisions of the Plan, a stock appreciation right granted hereunder may be exercised from time to time by delivering to the Company the Exercise Notice.

ARTICLE VI
BONUSES

6.1                  Grant of Bonus

The Board shall have the right to determine and to grant Options to any Director or Employee, together with a corresponding right to be paid, in cash, an amount equal to the exercise price of such Options, subject to such provisos and restrictions as the Board may be determine, and subject to any applicable Exchange or other approvals, if required.

6.2                  Number of Shares

The Options granted as part of the bonus provided in section 6.1 shall not exceed 2,000,000 options. In addition, such Options shall be included in, and are not in addition to, the maximum number of Options which may be granted under this Plan from time to time.

ARTICLE VII
ADMINISTRATION

7.1                  Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Company such administrative duties and powers as it may see fit.

7.2                  Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

7.3                  Withholdings Taxes

Notwithstanding any provision in this Plan or in any Option Certificate, the Board and the Company shall have the authority to take steps for the deduction and withholding, or for the advance payment or reimbursement by the Option Holder to the Company, of any taxes or other required source deductions which the Company is required by law or regulation of any governmental authority whatsoever to remit in connection with this Plan or any Option Certificate. Without limiting the generality of the foregoing, the Company may, in its sole discretion:

(a)	deduct and withhold additional amounts from other amounts payable to an Option Holder;

(b)

require, as a condition of the issuance of Shares to an Option Holder, that the Option Holder make a cash payment to the Company equal to the amount, in the Company’s opinion, required to be withheld and remitted by the Company for the account of the Option Holder to the appropriate governmental authority and the Company, in its discretion, may withhold the issuance or delivery of Shares until the Option Holder makes such payment; or

(c)

sell, on behalf of the Option Holder, all or any portion of Shares otherwise deliverable to the Option Holder until the net proceeds of sale equal or exceed the amount which, in the Company’s opinion, would satisfy any and all withholding taxes and other source deductions for the account of the Option Holder.

ARTICLE VIII
AMENDMENT AND TERMINATION

8.1                  Prospective Amendment

Subject to applicable regulatory approval and, if required by any relevant law, rule or regulation applicable to the Plan, to member approval, the Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment. The Board may, subject to the requirements of the Exchange, amend the terms upon which each Option shall become vested with respect to Shares without further approval of the Exchange, other regulatory bodies having authority over the Company or the Plan or the members. Notwithstanding the foregoing, specific member approval is required for:

(a)	an extension of the term of an Option benefitting an insider of the Company;

(b)	an increase to the maximum number of Shares issuable under the Plan, either as a fixed number or a fixed percentage of the Company’s outstanding Shares; and

(c)	amendments to an amending provision within the Plan.

Notwithstanding the foregoing, disinterested member approval is required for a reduction in the exercise price or purchase price of an Option benefitting an insider of the Company.

8.2                  Retrospective Amendment

Subject to applicable regulatory approval and, if required by any relevant law, rule or regulation applicable to the Plan, to member approval, the Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.

8.3                  Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination. Notwithstanding the termination of the Plan, the Company, Options awarded under the Plan, Option Holders and Shares issuable under Options awarded under the Plan shall continue to be governed by the provisions of the Plan.

8.4                  Agreement

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan. This Plan repeals and replaces any stock option plan adopted by the Company prior to the date hereof and any options awarded under a prior plan, option holders and shares issuable under options awarded under a prior plan shall hereafter be governed by the provisions of this Plan.

ARTICLE IX
APPROVALS REQUIRED FOR PLAN

9.1                  Substantive Amendments to Plan

Any substantive amendments to the Plan shall be subject to the Company first obtaining the approvals, if required, of:

(a)

the members or disinterested members, as the case may be, of the Company at general meeting where required by the rules and policies of the Exchange, or any stock exchange on which the Shares may then be listed for trading; and

(b)	the Exchange, or any stock exchange on which the Shares may then be listed for trading.

9.2                  Annual Approval

The Plan must receive annual member approval at the Company’s annual general meeting.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1               Compliance

The operation of this Plan and the issuance and exercise of all Options and Shares contemplated by this Plan are subject to compliance with all applicable laws, and all rules and requirements of the Exchange. For greater certainty, disinterested member approval of the members of the Company will be obtained in connection with any matter regarding the Plan where required by the Exchange Manual.

10.2               Effective Date of Plan

This Plan will become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the members of the Company (i.e. by the holders of a majority of the Company’s securities present or represented, and entitled to vote at a meeting of shareholders duly held) including, if applicable, disinterested member approval. However, Options may be granted under this Plan prior to the receipt of approval of the Exchange or the shareholders provided that any Option granted before Exchange or shareholder approval is obtained, may not be exercised until the required approvals are obtained.

Approved by the directors on February 18, 2014.

ON BEHALF OF THE BOARD

____”/s/ Wayne Kauth”________________________________

SCHEDULE “A”

Till Capital Ltd.

NOTICE OF GRANT OF STOCK OPTIONS

This Certificate is issued pursuant to the provisions of the Company’s Stock Option Plan (the “Plan”) and evidences that _____________ is the holder of a non-transferable stock option (the “Stock Option”), to purchase up to ___________ common shares with a par value of $0.001 per share (the “Shares”) in the capital of the Company at a purchase price of $ __________ per Share as set out below (the “Exercise Price”).

Subject to the provisions of the Plan and, if applicable, the holder’s employment or consulting contract, as it may be amended, this Option is awarded as of ____________ (the “Date of Grant”) and shall expire on ___________ (the “Expiry Date”).

This Option will become vested and exercisable as follows:

Vesting Period	Vesting Number of Options

To exercise this Option, the Exercise Notice in the form annexed hereto, shall be delivered to the President of the Company through to and including the Expiry Date, together with the Notice of Grant and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Stock Option is being exercised.

If you are an insider of the Company, as defined in the Plan, you are required to file an ‘insider report’ under Canadian securities laws in respect of the grant of these stock options and, in the future, upon any exercise of these stock options and any sale of the underlying common shares.

The grant of options described above is strictly confidential and the information concerning the number or price of shares granted under this Notice of Grant should not be disclosed to anyone, except applicable government authorities.

This Notice of Grant is issued for convenience only and is not assignable, transferable or negotiable. This Notice of Grant is subject to the detailed terms and conditions contained in the Plan and, if applicable, the holder’s employment or consulting contract, as it may be amended, in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan, the employment or consulting contract, as it may be amended, and the records of the Company shall prevail.

DATED this ___ day of  _______________________________________.

TILL CAPITAL LTD.

Per: ______________________

SCHEDULE “B”

TO THE CERTIFICATE OF NOTICE OF GRANT OF STOCK OPTIONS OF
TILL CAPITAL LTD.

EXERCISE NOTICE

To:	Corporate Secretary
Till Capital Ltd. (the “Company”)

The undersigned hereby irrevocably gives notice, pursuant to Company’s Stock Option Plan, of the exercise of the option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	___________________________ of the Shares; or

(b)	all of the Shares

which are the subject of the Option Certificate held by the undersigned evidencing the undersigned’s option to purchase said Shares.

Calculation of total Exercise Price:

(i) number of Shares to be acquired on exercise	Shares

(ii) multiplied by the Exercise Price per Share:	$

TOTAL EXERCISE PRICE, enclosed herewith:	$

The undersigned tenders herewith a certified cheque or bank draft (circle one) in the amount of $                  payable to the Company in an amount equal to the total Exercise Price of the aforesaid Shares, as calculated above, and directs the Company to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

REGISTRATION NAME & ADDRESS	DELIVERY NAME & ADDRESS

I hereby authorize the transfer agent to deliver the share certificate to the attention of the Company. I confirm that I am not aware of any material undisclosed information relating to the Company.

Please initial next to the correct statement:

  I am responsible for any Canadian tax liability stemming from this option exercise. At exercise, I will arrange for payment of the necessary taxes to the Company. _________ (initial if applicable)

  I am not a Canadian tax payer. _________ (initial if applicable)

  Income tax withholdings for options exercises are not applicable to me because I have never been an employee of the Company. _________(initial if applicable)

Yours truly,

_________________________________________
Signature

_________________________________________
Name of Optionee

SCHEDULE “C”

COMPLIANCE WITH U.S. SECURITIES LAWS

1.             PURPOSE

The provisions hereunder shall supersede the provisions of the body of Till Capital Ltd.’s Stock Option Plan (the “Plan”) to the extent of any conflict between the two. Item 3 will be in effect until such time as the Company’s Shares are listed on a national securities exchange, as defined in the United States Securities Exchange Act of 1934 (the “1934 Act”) and rules and regulations thereunder. Reference in this Certificate to an Option, shall include any stock appreciation right issuable under the Plan in respect thereof.

2.             COMPLIANCE WITH U.S. SECURITIES LAWS

No Option will be granted and issued unless the grant and issuance of such Option shall comply with all relevant provisions of applicable United States federal and state securities laws, including the availability of an exemption from registration for the issuance and sale of such Shares. The Company has no obligation to undertake registration under any United States federal or state laws of Options or the Shares issuable upon the exercise of Options.

As a condition to the exercise of an Option, the Board or Administrator may require the Option Holder to make representations and warranties in writing at the time of such exercise in order to establish, to the satisfaction of the Company and its legal counsel, that the Shares to be issued on such exercise may legally be issued in compliance with all applicable United States federal and state securities laws. If required by applicable United States federal and state securities laws, a stop-transfer order against such Shares shall be placed on the share ledger books and records of the Company, and a legend indicating that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, shall be stamped on the certificates representing such shares. The Board or Administrator also may require such other documentation as they, in their sole discretion, may from time to time determine to be necessary to comply with United States federal and state securities laws.

The Option Certificate in respect of the grant of any Options to persons who are U.S. Persons, as that term is defined in Rule 902 of Regulation S, will include the following statement:

This Option has not been registered under any U.S. federal or state law and may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements. In addition, shares issued on exercise of this Option by a U.S. resident will bear a U.S. form of restrictive legend and may not be resold except in compliance with such legend.

3.             NON-QUALIFIED PLAN

No Option granted under the Plan will constitute an Incentive Stock Option as described in Section 422 of the United States Internal Revenue Code of 1986, as amended.